Exhibit 99.1


   ERF Wireless Completes Acquisition of Wireless Broadband Banking Business;
            John Adrian Burns Joins ERF Wireless Board of Directors


    LEAGUE CITY, Texas--(BUSINESS WIRE)--Aug. 19, 2005--ERF Wireless (OTCBB:ERFW), a provider of enterprise-class wireless broadband products and services, announced today that it has completed the acquisition of the secure enterprise-class wireless banking network business of Skyvue USA East Central Texas Inc. of Taylor, Texas, and that John Adrian Burns, the CEO of Skyvue USA, has been appointed to the board of directors of ERF Wireless. As a part of its integration of the wireless broadband banking business into the ERF Wireless business structure, ERF Wireless has formed a new wholly owned subsidiary that will focus primarily on enterprise-class broadband wireless applications. This new subsidiary, known as ERF Enterprise Network Services, will be led by John Burns as its chairman and CEO and will have operations both at the ERF Wireless League City, Texas, corporate headquarters as well as in Taylor, Texas. The acquisition of Skyvue USA and the formation of the new operating entity will allow ERF Wireless to take full advantage of the very attractive market that services regional banking institutions throughout the U.S. by designing, installing, monitoring and maintaining secure enterprise-class wireless banking networks. Over the past two and a half years, Skyvue USA has implemented a number of these specialized networks for regional banks within a three-state area.
    "The Enterprise Network Services subsidiary, which was formed as a result of our newest acquisition, will offer a number of enterprise-class products and services," said ERF Wireless CEO R. Greg Smith. "Initially, we'll market to the regional banking industry and later to a broader market of enterprise-class customers. We expect this business segment to be a central part of our overall business plan of developing strategic wireless broadband business applications." Greg Smith went on to note, "Having John Burns join the ERF Wireless board of directors adds a new dimension of experienced business management to the ERF Wireless team and will benefit all segments of our business."
    John Burns, CEO of Skyvue USA, commented, "I'm looking forward to heading up the new ERF Enterprise Network Services subsidiary. Through my experience with Skyvue USA over the past few years, I have come to appreciate the many opportunities that now exist in the enterprise-class application of wireless broadband technology to the regional banking industry. Now, as a part of a growing public company under the ERF Enterprise Network brand, I believe we'll quickly take advantage of these opportunities on a much broader front than was previously possible. I am also quite pleased to be asked to join the ERF Wireless board of directors and believe that, based on my industry and business experience, I can make a meaningful contribution to the overall success of ERF Wireless."

    About Skyvue USA

    Skyvue USA is an experienced provider of wireless networks throughout rural areas of the U.S. The company and its principals have been in the LAN/WAN, network integration, ISP, Internet banking, encryption technology, and banking software businesses for over twenty years and have constructed secure, encrypted, wireless broadband networks as well as secure Internet banking solutions and other secure data processing systems for hundreds of banks, primarily in rural communities across America. For more information, please visit their web site at www.skyvueusa.com or call 866-352-9533.

    About ERF Wireless

    ERF Wireless Inc. is a fully reporting public corporation located in League City, Texas. The company specializes in providing wireless broadband product and service solutions to enterprise, commercial, and residential clients on a regional and national basis. For more information, please visit our web site at www.erfwireless.com or call 281-538-2101.
    Forward-looking statements in this release regarding ERF Wireless Inc., its Enterprise Network Services subsidiary, and Skyvue USA are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.



    CONTACT: ERF Wireless Inc.
             Clareen O'Quinn, 281-538-2101 ext. 113
             coquinn@erfwireless.com